UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 20, 2015

Datawatch Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-19960	02-0405716
(Commission File Number)	(IRS Employer Identification No.)

Quorum Office Park
271 Mill Road
Chelmsford, Massachusetts	01824
(Address of Principal Executive Offices)	(Zip Code)

(978) 441-2200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On April 21, 2015, Datawatch issued a press release reporting its financial results for its quarter ended March 31, 2015. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

The information contained in this Item 2.02, including in Exhibit 99.1 attached hereto and incorporated herein by reference, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibits shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by Datawatch, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Ben Plummer has resigned as Chief Marketing Officer and Senior Vice President of Datawatch Corporation (the “Company”), effective May 1, 2015. His resignation is not due to a disagreement with the Company or any concerns relating to the Company’s operations, policies or practices. In connection with Mr. Plummer’s resignation, the Company will enter into an amendment to Mr. Plummer’s executive severance agreement with the Company dated as of October 1, 2012 (the “Executive Agreement”). Under the amended Executive Agreement, Mr. Plummer is entitled to a continuation of base salary for a period of nine months from the date of his termination, subject to his execution of a general release and compliance with the provisions of his Proprietary Information, Inventions and Non-Competition Agreement with the Company. In connection with the amended Executive Agreement, Mr. Plummer will enter into a consulting agreement with the Company to provide support on strategic initiatives for a nine-month period, beginning at the time of his resignation. As compensation for his consulting services, on April 20, 2015, the Company granted an award of 33,334 restricted stock units for shares of Datawatch common stock (“RSUs”) under the Datawatch Second Amended and Restated 2011 Equity Compensation and Incentive Plan to Mr. Plummer. Such RSUs provide for vesting in full as of January 31, 2016 subject to the completion of the contemplated consulting engagement.

A copy of the amendment to the Executive Agreement dated April 17, 2015 is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The description of the Executive Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to such document and to the original agreement as filed with the SEC as Exhibit 10.27 to the Company’s Form 10-K filed on December 17, 2013.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of Datawatch was held on April 20, 2015, at which the stockholders voted on the following matters:

1.	The election of Richard de J. Osborne, Joan McArdle, Thomas H. Kelly, Terry W. Potter, Christopher T. Cox, David C. Mahoney and Michael A. Morrison, constituting all of the directors of Datawatch, to the Board of Directors to serve for the ensuing year or until their respective successors are duly elected and qualified; and

2.	The ratification of the appointment of McGladrey LLP, Datawatch’s independent registered public accounting firm (“Auditor Ratification”).

Votes were cast as follows:

Director Nominee	Total Votes For	Total Votes Withheld	Broker Non-Votes
Richard de J. Osborne	5,612,967	674,009	3,641,172
Joan McArdle	5,623,067	663,909	3,641,172
Thomas H. Kelly	5,621,667	665,309	3,641,172
Terry W. Potter	5,622,766	664,210	3,641,172
Christopher T. Cox	5,622,167	664,809	3,641,172
David C. Mahoney	5,622,566	664,410	3,641,172
Michael A. Morrison	5,622,472	664,504	3,641,172

Proposal	Total Votes For	Total Votes Against	Abstentions	Broker Non-Votes
Auditor Ratification	9,890,368	25,825	11,955	3,641,172

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

The following Exhibit is furnished as part of this report:

Exhibit No.	Description

10.1	Letter Agreement by and between the Company and Ben Plummer, dated April 17, 2015.

99.1	Press release issued by Datawatch Corporation, dated April 21, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATAWATCH CORPORATION

By:	/s/ James Eliason
Name:	James Eliason
Title:	Chief Financial Officer

Date: April 21, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement by and between the Company and Ben Plummer, dated April 17, 2015.

99.1	Press release issued by Datawatch Corporation, dated April 21, 2015.